                                                                       Exhibit 4
                                                                       ---------

                            WELLS FARGO FUNDS TRUST

                                      AND

                          THE ACHIEVEMENT FUNDS TRUST



                                     DRAFT

                                 AGREEMENT AND

                                    PLAN OF

                                REORGANIZATION



                         Dated as of November 15, 2000

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is made as of this
                                                     ----
15th day of November, 2000, by and between Wells Fargo Funds Trust ("Wells Fargo
                                                                     -----------
Funds"), a Delaware business trust, for itself and on behalf of its series
-----
listed in the Acquiring Funds column below (each an "Acquiring Fund") and The
                                                     --------------
Achievement Funds Trust ("Achievement Funds"), a Massachusetts business trust,
                          -----------------
for itself and on behalf of its series listed in the Target Funds column below (each a "Target Fund").
         -----------

--------------------------------------------------------------------
    Target Funds                              Acquiring Funds
--------------------------------------------------------------------
  Equity Fund                              Growth Fund
--------------------------------------------------------------------
  Balanced Fund                            Asset Allocation Fund
--------------------------------------------------------------------
  Municipal Bond Fund                      National Tax-Free Fund
--------------------------------------------------------------------
  Idaho Municipal Bond Fund                National Tax-Free Fund
--------------------------------------------------------------------
  Intermediate Term Bond Fund              Income Fund
--------------------------------------------------------------------
  Short Term Bond Fund                     Stable Income Fund
--------------------------------------------------------------------

     WHEREAS, Wells Fargo Funds and Achievement Funds are open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");
 ---                                                              --------

     WHEREAS, the parties desire that each Acquiring Fund acquire the assets and assume the liabilities of the Target Fund listed opposite the Acquiring Fund ("Corresponding Target") in exchange for shares of equal value of the Acquiring
  --------------------
Fund and the distribution of the shares of the Acquiring Fund to the shareholders of the Corresponding Target in connection with the liquidation and termination of the Corresponding Target (each transaction between an Acquiring Fund and its Corresponding Target, a "Reorganization"); and
                                      --------------

     WHEREAS, the parties intend that each Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that each Acquiring Fund and its
                               ----
Corresponding Target be a "party to a reorganization," within the meaning of
Section 368(b) of the Code, with respect to that Reorganization;

     NOW, THEREFORE, in accordance with the mutual promises described herein, the parties agree as follows:


     1.    Definitions.
          ------------

          The following terms shall have the following meanings:

1933 Act...........................  The Securities Act of 1933, as amended.
--------

1934 Act...........................  The Securities Exchange Act of 1934, as
--------                             amended.

Acquiring Class....................  The class of an Acquiring Fund's shares
---------------                      that Wells Fargo Funds will issue to the
                                     shareholders of the Corresponding Target
                                     Class as set forth in the Corresponding
                                     Classes Table in Schedule A.

Acquiring Fund Financial             The audited financial statements of each
------------------------
Statements.........................  Acquiring Fund for its most recently
----------                           completed fiscal year and, if applicable,
                                     the unaudited financial statements of each Acquiring Fund for its most recently completed semi-annual period.

Assets.............................  All property and assets of any kind and all
------ interests, rights, privileges and powers of or attributable to a Fund, whether or not determinable at the appropriate Effective Time and wherever located. Assets include all cash, cash equivalents, securities, claims (whether absolute or contingent, Known or unknown, accrued or unaccrued or conditional or unmatured), contract rights and receivables (including dividend and interest receivables) owned by a Fund and any deferred or prepaid expense shown as an asset on the Target Fund's books.


Assets List........................  A list of securities and other Assets and
-----------                          Known Liabilities of or attributable to a
                                     Target Fund as of the date provided to
                                     Wells Fargo Funds.

Closing Date.......................  February 23, 2001, or such other dates as
------------                         the parties may agree to in writing with
                                     respect to a Reorganization.

Corresponding Target Class.........  The Target share class set forth opposite
--------------------------           an Acquiring Class in the Corresponding
                                     Classes Table on Schedule A.

Effective Time.....................  9:00 a.m. Eastern Time on the business day
--------------                       following the Closing Date of a
                                     Reorganization, or such other time and date as the parties may agree to in writing.

Fund...............................  An Acquiring Fund or a Target Fund.
----

Holding Company Merger
----------------------
Date...............................  The date of the closing of the acquisition
----                                of First Security Corporation by Wells
                                     Fargo & Company.


HSR Act............................  The Hart-Scott-Rodino Antitrust
-------                              Improvements Act of 1976, as amended.


Know, Known or Knowledge...........  Known after reasonable inquiry.
------------------------

Liabilities........................  All liabilities of, allocated or
-----------
                                     attributable to, a Fund, whether Known or unknown, accrued or unaccrued, absolute or contingent or conditional or unmatured.

N-14 Registration Statement........  The Registration Statement of Wells Fargo
---------------------------          Funds on Form N-14 under the 1940 Act that
                                     will register the shares of the Acquiring
                                     Funds to be issued in the Reorganizations and will include the proxy materials necessary for the shareholders of the Corresponding Target
                                     Funds to approve the Reorganizations.

Material Agreements................  The agreements set forth in Schedule B, as
-------------------                  may be amended from time to time.


Reorganization Documents...........  Such bills of sale, assignments, and other
------------------------             instruments of transfer as Wells Fargo
                                     Funds or Achievement Funds deems desirable for a Target Fund to transfer to an Acquiring Fund all right and title to and interest in the Corresponding Target Fund's
                                     Assets and Liabilities and for the
                                     Acquiring Fund to assume the Corresponding
                                     Target Fund's Assets and Liabilities.

Schedule A.........................  Schedule A to this Plan.
----------

Schedule B.........................  Schedule B to this Plan, as may be amended
----------                           from time to time.

Target Financial Statements........  The audited financial statements of each
---------------------------          Target Fund for its most recently completed
                                     fiscal year and, if applicable, the
                                     unaudited financial statements of each
                                     Target Fund for its most recently completed semi-annual period.

Valuation Time.....................  The time on a Reorganization's Closing
--------------                       Date, the business day immediately
                                     preceding the Closing Date if the Closing
                                     Date is not a business day or such other time as the parties may agree to in writing, that Wells Fargo Funds determines the net asset value of the shares of the Acquiring Fund and Achievement Funds determines the net value of the Assets of or attributable to the Corresponding Target
                                     Fund. Unless otherwise agreed to in
                                     writing, the Valuation Time of a
                                     Reorganization shall be at the time of day then set forth in the Acquiring Fund's and Target Fund's Registration Statement on
                                     Form N-1A as the time of day at which net asset value is calculated.

     2.  Regulatory Filings and Shareholder Action.
         -----------------------------------------

         (a) Wells Fargo Funds shall promptly prepare and file the N-14 Registration Statement with the SEC. Wells Fargo Funds also shall make any other required filings including, without limitation, filings with state or foreign securities regulatory authorities.

         (b) Achievement Funds shall assist Wells Fargo Funds in preparing the N-14 Registration Statement. Achievement Funds also shall make any other filings required of it.

         (c) The parties shall seek an order of the SEC, if appropriate, providing them with any necessary relief from the 1940 Act to permit them to consummate the transactions contemplated by this Plan.

         (d) As soon as practicable after the effective date of the N-14 Registration Statement, Achievement Funds shall hold Target Fund shareholder meetings to consider and approve this Plan, the Reorganizations and such other matters as the Board of Trustees of Achievement Funds may determine.

     3.  Transfer of Target Fund Assets.  Achievement Funds and Wells Fargo
         ------------------------------
Funds shall take the following steps with respect to each Reorganization:

         (a) On or prior to the Closing Date, Achievement Funds shall endeavor to pay or make reasonable provision to pay out of the Target Fund's Assets all of the Liabilities, expenses, costs and charges of or attributable to the Target Fund that are Known to Achievement Funds and that are due and payable as of the Closing Date.

         (b) At the Effective Time, Achievement Funds shall assign, transfer, deliver and convey all of the Target Fund's Assets to the Acquiring Fund. Wells Fargo Funds shall then accept the Target Fund's Assets and assume the Target Fund's Liabilities such that at and after the Effective Time (i) all of the Target Fund's Assets at or after the Effective Time shall become and be the Assets of the Acquiring Fund and (ii) all of the Target Fund's Liabilities at the Effective Time shall attach to the Acquiring Fund, enforceable against the Acquiring Fund to the same extent as if initially incurred by the Acquiring Fund.

         (c) Within a reasonable time prior to the Closing Date (but in no event until after the Holding Company Merger Date), Achievement Funds shall provide, if requested, the Target Fund's Assets List to Wells Fargo Funds. The parties agree that the Target Fund may sell any asset on the Assets List prior to the Target Fund's Effective Time. Within a reasonable time after receipt of the Assets List and prior to the Closing Date, Wells Fargo Funds will advise Achievement Funds in writing of any investments shown on the Assets List that Wells Fargo Funds has reasonably determined to be impermissible or inconsistent with the fundamental investment objective, policies and restrictions of the Acquiring Fund. Upon request of Wells Fargo Funds, Achievement Funds will seek to dispose of any such securities prior to the Closing Date to the extent practicable and consistent with applicable legal requirements, including the Target Fund's investment objectives, policies and restrictions. In addition, if Wells Fargo Funds determines that, as a result of the Reorganization, the Acquiring Fund would own an aggregate amount of an investment that would exceed a percentage limitation applicable to the Acquiring Fund, Wells Fargo Funds will advise Achievement Funds in writing of any such limitation and Achievement Funds shall seek to dispose of a sufficient amount of such investment as may be necessary to avoid exceeding the limitation as of the Effective Time, to the extent practicable and consistent with applicable legal requirements, including the Target Fund's investment objectives, policies and restrictions.

         (d) Achievement Funds shall assign, transfer, deliver and convey each Target Fund's Assets to the corresponding Acquiring Fund at the Reorganization's Effective Time on the following bases:

            (1) In exchange for the transfer of the Assets, Wells Fargo Funds shall simultaneously issue and deliver to the Target Fund full and fractional shares of beneficial interest of each Acquiring Class. Wells Fargo Funds shall determine the number of shares of each Acquiring Class to issue by dividing the net value of the Assets attributable to the Corresponding Target Class by the net asset value of one Acquiring Class share. Based on this calculation, Wells Fargo Funds shall issue shares of beneficial interest of each Acquiring Class with an aggregate net asset value equal to the net value of the Assets of the Corresponding Target Class.

            (2) The parties shall determine the net asset value of the Acquiring Fund shares to be delivered, and the net value of the Assets to be conveyed, as of the Valuation Time substantially in accordance with Wells Fargo Funds current valuation procedures, a copy of which has been furnished to Achievement Funds. The parties shall make all computations to the fourth decimal place or such other decimal place as the parties may agree to in writing.

            (3) Achievement Funds shall cause its custodian to transfer the Target Fund's Assets with good and marketable title to the custodian for the account of the corresponding Acquiring Fund. Achievement Funds shall cause its custodian to transfer all cash in the form of immediately available funds payable to the order of the Wells Fargo Funds custodian for the account of the Acquiring Fund. Achievement Funds shall cause its custodian to transfer any Assets that were not transferred to the corresponding Acquiring Fund's custodian at the Effective Time to the corresponding Acquiring Fund's custodian at the earliest practicable date thereafter.

         (e) Promptly after the Closing Date, Achievement Funds will deliver to Wells Fargo Funds a Statement of Assets and Liabilities of each Target Fund as of the Closing Date.

     4.   Liquidation and Termination of Target Funds, Registration of Shares
          -------------------------------------------------------------------
and Access to Records.  Achievement Funds and Wells Fargo Funds also shall take
---------------------
the following steps for each Reorganization:

         (a) At or as soon as reasonably practical after the Effective Time, Achievement Funds shall dissolve and liquidate the Target Fund in accordance with applicable law and its

Master Trust Agreement by transferring to shareholders of record of each Corresponding Target Class full and fractional shares of beneficial interest of the Acquiring Class equal in value to the shares of the Corresponding Target Class held by the shareholder. Each shareholder also shall have the right to receive any unpaid dividends or other distributions that Achievement Funds declared with respect to the shareholder's Corresponding Target Class shares before the Effective Time. Wells Fargo Funds shall record on its books the ownership by the shareholders of the respective Acquiring Fund shares; Achievement Funds shall simultaneously redeem and cancel on its books all of the issued and outstanding shares of each Corresponding Target Class. Wells Fargo Funds shall issue certificates representing the Acquiring Fund shares only if it is in accordance with the then current Acquiring Fund's Declaration of Trust or prospectus; provided, however, that Wells Fargo Funds shall not issue
            --------  -------
certificates representing Acquiring Fund shares to replace certificates representing Target Fund shares unless the Target Fund share certificates are first surrendered to Wells Fargo Funds. Achievement Funds shall wind up the affairs of the Target Fund and shall take all steps as are necessary and proper to terminate its existence as a Massachusetts business trust as soon as is reasonably possible after the Effective Time and in accordance with all applicable laws and regulations. The winding-up of the affairs of a Target Fund shall not cause the affairs of any other Target Fund to wind-up.

         (b) If a former Target Fund shareholder requests a change in the registration of the shareholder's Acquiring Fund shares to a person other than the shareholder, Wells Fargo Funds shall require the shareholder to (i) furnish Wells Fargo Funds an instrument of transfer properly endorsed, accompanied by any required signature guarantees and otherwise in proper form for transfer;
(ii) if any of the shares are outstanding in certificated form, deliver to Wells Fargo Funds the certificate representing such shares; and (iii) pay to the Acquiring Fund any transfer or other taxes required by reason of such registration or establish to the reasonable satisfaction of Wells Fargo Funds that such tax has been paid or does not apply.

         (c) At and after the Closing Date, Achievement Funds shall provide Wells Fargo Funds and its transfer agent with immediate access to: (i) all records containing the names, addresses and taxpayer identification numbers of all of the Target Fund shareholders and the number and percentage ownership of the outstanding shares of the Corresponding Target Classes owned by each shareholder as of the Effective Time and (ii) all original documentation (including all applicable Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Target Fund shareholders' taxpayer identification numbers and their liability for or exemption from back-up withholding. Prior to the Closing Date, Achievement Funds shall direct each of its service providers that maintain records with respect to a Target Fund as required by Section 31 of, and Rules 31a-1 and 31a-2 under, the 1940 Act to continue to preserve and maintain such records as required by such Section and Rules, unless Wells Fargo Funds direct that such records be delivered to Wells Fargo Funds or a service provider to the Wells Fargo Funds. As soon as practicable following the Reorganization with respect to a Target Fund, Achievement Funds shall deliver all books and records with respect to the Target Fund in its possession to Wells Fargo and Wells Fargo shall thereafter have the responsibility to preserve and maintain, or to cause its service providers to preserve and maintain, all such records received by it in accordance with
Section 31 of, and Rule 31a-1 and 31a-2 under, the 1940 Act.

     5.  Certain Representations, Warranties and Agreements of Achievement
         -----------------------------------------------------------------
Funds.  Achievement Funds, on behalf of itself and, as appropriate, the Target
-----
Funds, represents and warrants to, and agrees with, Wells Fargo Funds as follows:

         (a) Achievement Funds is a business trust duly created, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Board of Trustees of Achievement Funds duly established and designated each Target Fund as a series of Achievement Funds and each class of a Target Fund as a class of the Target Fund. Achievement Funds is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

         (b) Achievement Funds has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and Assets, to carry on its business as now being conducted and described in its currently effective Registration Statement on Form N-1A, to enter into this Plan and to consummate the transactions contemplated herein.

         (c) The Board of Trustees of Achievement Funds has duly authorized the execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of Achievement Funds have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, bankruptcy reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and, subject to the approval of shareholders referred to in Section 2, the consummation of the transactions contemplated by this Plan will not, violate Achievement Funds' Master Trust Agreement or By-Laws or any Material Agreement. Except for the approval of Target Fund shareholders, Achievement Funds does not need to take any other action to authorize its officers to effectuate this Plan and the transactions contemplated herein.

         (d) Each Target Fund has qualified as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, in respect of each taxable year since the commencement of its operations and qualifies and shall continue to qualify as a regulated investment company for its taxable year ending upon its liquidation.

         (e) The materials included within the N-14 Registration Statement when filed with the SEC, when Part A of the N-14 Registration Statement is distributed to shareholders, at the time of the Target Fund shareholder meetings for the Reorganizations and at the Effective Time of each Reorganization, insofar as they relate to Achievement Funds and each Target Fund shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made.

         (f) Achievement Funds has duly authorized and validly issued all of the issued and outstanding shares of each Target Fund and all of the shares are validly outstanding, fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws. There are no outstanding options, warrants or other rights to subscribe for or purchase any Target Fund shares, nor are there any securities convertible into Target Fund shares.

         (g) Each Target Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the 1933 Act, the 1934 Act and all applicable state securities laws. Each Target Fund is in compliance in all materials respects with the investment policies and restrictions applicable to it set forth in the Form N-1A Registration Statement currently in effect. The value of the net assets of each Target Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the 1940 Act and the policies of such Target Fund and all purchases and redemptions of Target Fund shares have been effected at the net asset value per share calculated in such a manner.

         (h) Achievement Funds shall operate the business of each Target Fund in the ordinary course between the date hereof and the Effective Time of the Fund's Reorganization, it being agreed that such ordinary course of business will include the transactions described in Subsection 3(c), the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable by mutual agreement of Achievement Funds and Wells Fargo Funds in anticipation of the Fund's Reorganization.

         (i) At a Target Fund's Effective Time, the relevant Target Fund will have good and marketable title to the Target Fund's Assets and full right, power and authority to assign, transfer, deliver and convey such Assets.

         (j) The Target Financial Statements, copies of which have been previously delivered to Wells Fargo Funds, fairly present the financial position of each Target Fund as of the Fund's most recent fiscal year-end and the results of the Fund's operations and changes in the Fund's net Assets for the periods indicated. The Target Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

         (k) To the Knowledge of Achievement Funds, no Target Fund has any Liabilities, whether or not determined or determinable, other than the Liabilities disclosed or provided for in the Target Financial Statements or Liabilities incurred in the ordinary course of business subsequent to the date of the Assets List required by Section 3(c) of this Plan.

         (l) Achievement Funds does not Know of any claims, actions, suits, investigations or proceedings of any type pending or threatened against Achievement Funds or any Target Fund or its Assets or businesses. Achievement Funds does not Know of any facts that it currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against Achievement Funds or any Target Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts, provided all customary performance disclosures have been made. Neither Achievement Funds nor any Target Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or Assets or its ability to consummate the transactions contemplated by the Plan.

         (m) Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business, in each case under which no material default exists, Achievement Funds is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever on behalf of any Target Fund.

         (n) Achievement Funds has filed the federal income tax returns of each Target Fund for all taxable years to and including the Fund's most recent taxable year (unless a valid extension for filing has been properly submitted as to any such taxable year), and has paid all taxes payable pursuant to such returns. To the Knowledge of Achievement Funds, no such return is currently under audit and no assessment has been asserted with respect to such returns. Achievement Funds will file the federal income tax returns of each Target Fund for its next taxable year (and for any previous taxable year that is subject to a valid extension) on or before their due date, as the same may be properly extended.

         (o) Since the date of the Target Financial Statements, there has been no material adverse change in the financial condition, results of operations, business, properties or Assets of any Target Fund. For purposes of this provision, investment underperformance, negative investment performance or net redemptions shall not be deemed to constitute such facts, provided all customary performance disclosures have been made.

         6.  Certain Representations, Warranties and Agreements of Wells Fargo
             -----------------------------------------------------------------
Funds.  Wells Fargo Funds, on behalf of itself and, as appropriate, the
-----
Acquiring Funds, represents and warrants to, and agrees with Achievement Funds as follows:

         (a) Wells Fargo Funds is a business trust duly created, validly existing and in good standing under the laws of the State of Delaware. The Board of Trustees of Wells Fargo Funds duly established and designated each Acquiring Fund as a series of Wells Fargo Funds and each Acquiring Class as a class of the Acquiring Fund. Wells Fargo Funds is registered with the SEC as an open-end management investment company under the 1940 Act.

         (b) Wells Fargo Funds has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and Assets, to carry on its business as described in its Registration Statement on Form N-1A as filed with the SEC, to enter into this Plan and to consummate the transactions contemplated herein.

         (c) The Board of Trustees of Wells Fargo Funds has duly authorized execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of Wells Fargo Funds have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated by this Plan will not, violate the Declaration of Trust of Wells Fargo Funds or any Material Agreement. Wells Fargo Funds does not need to take any other action to authorize its officers to effectuate the Plan and the transactions contemplated herein.

         (d) Each Acquiring Fund has qualified as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code in respect of each taxable year since commencement of its operations and qualifies and shall continue to qualify as a regulated investment company for its current taxable year.

         (e) The N-14 Registration Statement, when filed with the SEC, when Part A of the N-14 Registration Statement is distributed to shareholders, at the time of the Target Fund shareholder meetings for the Reorganizations and at the Effective Time of each Reorganization, insofar as it relates to Wells Fargo Funds, the Acquiring Funds or the Acquiring Classes: (i) shall comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder and state securities laws and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances in which they were made.

         (f) Wells Fargo Funds shall duly authorize the Acquiring Fund shares to be issued and delivered to each Corresponding Target Fund as of the Target Fund's Effective Time. When issued and delivered, the Acquiring Fund shares shall have been registered for sale under the Securities Act of 1933 and shall be duly and validly issued, fully paid and non-assessable, and no shareholder of any Acquiring Fund shall have any preemptive right of subscription or purchase in respect of them. There are no outstanding options, warrants or other rights to subscribe for or purchase any Acquiring Fund shares, nor are there any securities convertible into Acquiring Fund shares.

         (g) Each Acquiring Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the 1933 Act, the 1934 Act and all applicable state securities laws. Each Acquiring Fund is in compliance in all materials respects with the investment policies and restrictions applicable to it set forth in the Form N-1A Registration Statement currently in effect. The value of the net assets of each Acquiring Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the 1940 Act and the policies of such Acquiring Fund and all purchases and redemptions of Acquiring Fund shares have been effected at the net asset value per share calculated in such a manner.

         (h) Wells Fargo Funds does not Know of any claims, actions, suits, investigations or proceedings of any type pending or threatened against Wells Fargo Funds or any Acquiring Fund or its Assets or businesses. There are no facts that Wells Fargo Funds currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against Wells Fargo Funds or any Acquiring Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts, provided all customary performance disclosures have been made. Neither Wells Fargo Funds nor any Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or Assets or its ability to consummate the transactions contemplated by this Plan.

         (i) Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business, in each case under which no material default exists, Wells Fargo Funds is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever on behalf of any Acquiring Fund.

         (j) Wells Fargo Funds has filed the federal income tax returns of each Acquiring Fund for all taxable years to and including the Fund's most recent taxable year, and has paid all taxes payable pursuant to such returns. To the Knowledge of Wells Fargo Funds, no such return is currently under audit and no assessment has been asserted with respect to any such return. Wells Fargo Funds shall file the federal income tax returns of each Acquiring Fund for the Fund's current taxable year on or before their due date, as the same may be properly extended.

         (k) Since the date of the Acquiring Fund Financial Statements, there has been no material adverse change in the financial condition, business, properties or Assets of any Acquiring Fund. For purposes of this provision, investment underperformance, negative investment performance or net redemptions shall not be deemed to constitute such facts, provided all customary performance disclosures have been made.

         (l) The Acquiring Fund Financial Statements, copies of which have been previously delivered to Achievement Funds, fairly present the financial position of each Acquiring Fund as of the Fund's most recent fiscal year-end and the results of the Fund's operations and changes in the Fund's net assets for the periods indicated. The Acquiring Fund Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

         (m) To the Knowledge of Wells Fargo Funds, no Acquiring Fund has any Liabilities, whether or not determined or determinable, other than Liabilities disclosed or provided for in the Acquiring Fund Financial Statements or Liabilities incurred in the ordinary course of business.

         (n) Wells Fargo Funds shall operate the business of each Acquiring Fund in the ordinary course between the date hereof and the Effective Time, it being agreed that such ordinary course of business will include the declaration and payment of customary dividends and distributions.

     7.  Conditions to Achievement Funds Obligations.  The obligations of
         -------------------------------------------
Achievement Funds with respect to each Reorganization shall be subject to the following conditions precedent:

         (a) The shareholders of the Target Fund to which the Reorganization relates shall have approved the Reorganization in the manner required by the Master Trust Agreement of

Achievement Funds and applicable law. If that Target Fund's shareholders fail to approve the Reorganization, that failure shall release Achievement Funds of its obligations under this Plan only with respect to that Reorganization and not any other Reorganization.

         (b) Wells Fargo Funds shall have duly executed and delivered the Acquiring Funds' Reorganization Documents to Achievement Funds.

         (c) All representations and warranties of Wells Fargo Funds made in this Plan that apply to the Reorganization shall be true and correct in all material respects as if made at and as of the Effective Time.

         (d) Wells Fargo Funds shall have delivered to Achievement Funds a certificate dated as of the Closing Date and executed in its name by its Secretary or Treasurer, in a form reasonably satisfactory to Achievement Funds, stating that the representations and warranties of Wells Fargo Funds in this Plan that apply to the Reorganization are true and correct in all material respects at and as of the Valuation Time and that it has approved the Target Fund's Assets as being consistent with its investment objectives, policies and restrictions and that the Target Fund's Assets may otherwise be lawfully acquired by the Acquiring Fund.

         (e) Achievement Funds shall have received an opinion of Morrison & Foerster LLP, as counsel to Wells Fargo Funds, in form and substance reasonably satisfactory to Achievement Funds and dated as of the Closing Date, substantially to the effect that:

            (1) Wells Fargo Funds is a business trust duly created, validly existing and in good standing under the laws of the State of Delaware and is an open-end, management investment company registered under the 1940 Act;

            (2) the shares of the Acquiring Fund to be delivered as provided for by this Plan are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by Wells Fargo Funds, provided that the payments for transfer taxes by shareholders provided for in Section 4(b) of this Plan shall not be deemed to render the shares issued assessable;

            (3) the execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Declaration of Trust of Wells Fargo Funds or any Material Agreement to which Wells Fargo Funds is a party or by which it is bound; and

            (4) to the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Wells Fargo Funds of the Reorganization, or for the execution and delivery of Wells Fargo Funds' Reorganization Documents, except those that have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations under those Acts or that may be required under state securities laws, the HSR Act or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Acquiring Fund.

In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion, (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or trustees of Wells Fargo Funds.

         (f) Achievement Funds shall have received an opinion of Richards, Layton & Finger P.A., addressed to Achievement Funds and Wells Fargo Funds, in form and substance reasonably satisfactory to them and dated as of the Closing Date, substantially to the effect that this Plan has been duly authorized, executed and delivered by Achievement Funds and Wells Fargo Funds, and, assuming due authorization, execution and delivery of this Plan by Achievement Funds on behalf of the Target Fund and Wells Fargo Funds on behalf of the Acquiring Fund, represents a legal, valid and binding contract of each Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding whether at law or in equity or with respect to the enforcement of provisions of the Plan and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Plan is not material. In rendering such opinion, such counsel may (i) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (ii) limit such opinion to applicable state law, and (iii) rely on certificates of officers or trustees of Achievement Funds and Wells Fargo Funds.

         (g) Achievement Funds shall have received an opinion from [_________], addressed to Achievement Funds and Wells Fargo Funds in form and substance reasonably satisfactory to them, and dated as of the Closing Date, with respect to the tax matters specified in Subsection 8(g).

         (h) Achievement Funds shall have received (i) a memorandum addressed to Achievement Funds and Wells Fargo Funds, in form and substance reasonably satisfactory to them, prepared by Morrison & Foerster LLP, or another person agreed to in writing by the parties, concerning compliance with each relevant state's securities laws in connection with Wells Fargo Funds' issuance of Acquiring Fund shares.

         (i) The N-14 Registration Statement shall have become effective under the 1933 Act as to the Acquiring Fund's shares and the SEC shall not have instituted or, to the Knowledge of Wells Fargo Funds, contemplated instituting, any stop order suspending the effectiveness of the N-14 Registration Statement.

         (j) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, the Reorganization.

         (k) The SEC shall not have issued any unfavorable advisory report under
Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act.

         (l) Wells Fargo Funds shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Reorganization's Valuation Time and Effective Time.

         (m) Achievement Funds shall have received from Wells Fargo Funds a duly executed instrument whereby the Acquiring Fund assumes all of the Liabilities of or attributable to the Target Fund.

         (n) Achievement Funds shall have received a letter dated as of the Closing Date from KPMG LLP addressed to Achievement Funds and Wells Fargo Funds in form and substance reasonably satisfactory to them to the effect that on the basis of limited procedures as agreed to by Achievement Funds and Wells Fargo Funds and described in such letter (but not an examination in accordance with generally accepted auditing standards):

            (1) nothing came to their attention that caused them to believe that the relevant unaudited pro forma financial statements included in the N-14 Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the relevant pro forma adjustments have not properly been applied to the historical amounts in the compilation of those amounts;

            (2) the data used in the calculation of the current and pro forma expense ratios of the Target Fund and the Acquiring Fund appearing in the N-14 Registration Statement, including the proxy materials, agree with the underlying accounting records of the Target Fund and the Acquiring Fund, as appropriate, or with written estimates provided by officers of Achievement Funds or Wells Fargo Funds, as appropriate, having responsibility for financial and reporting matters; and

            (3) the information relating to the Acquiring Fund and the Target Fund appearing in the N-14 Registration Statement that is expressed in dollars or percentages of dollars has been obtained from the accounting records of the Acquiring Fund or the Target Fund, as appropriate, or from schedules prepared by officers of Achievement Funds or Wells Fargo Funds, as appropriate, having responsibility for financial and reporting matters and such information is in agreement with such records or schedules or with computations made therefrom.

         (o) Neither party shall have terminated this Plan with respect to the Reorganization pursuant to Section 10 of this Plan.

         (p) The parties shall have received any necessary order of the SEC providing them with any necessary relief from the 1940 Act to permit the Reorganization.

     8.  Conditions to Wells Fargo Funds Obligations.  The obligations of Wells
         -------------------------------------------
Fargo Funds with respect to each Reorganization shall be subject to the following conditions precedent:

         (a) The shareholders of the Target Fund to which the Reorganization relates shall have approved the Reorganization in the manner required by the Master Trust Agreement of Achievement Funds and applicable law. If that Target Fund's shareholders fail to approve the Reorganization, that failure shall release Wells Fargo Funds of its obligations under this Plan only with respect to that Reorganization, and not any other Reorganization.

         (b) Achievement Funds shall have duly executed and delivered the Target Fund Reorganization Documents to Wells Fargo Funds.

         (c) All representations and warranties of Achievement Funds made in this Plan that apply to the Reorganization shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time.

         (d) Achievement Funds shall have delivered to Wells Fargo Funds a certificate dated as of the Closing Date and executed in its name by its Treasurer or Secretary, in a form reasonably satisfactory to Wells Fargo Funds, stating that the representations and warranties of Achievement Funds in this Plan that apply to the Reorganization are true and correct at and as of the Valuation Time.

         (e) Wells Fargo Funds shall have received an opinion of Ballard Spahr Andrews & Ingersoll, LLP, as counsel to Achievement Funds, in form and substance reasonably satisfactory to Wells Fargo Funds and dated as of the Closing Date, substantially to the effect that:

            (1) Achievement Funds is a business trust duly created, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is an open-end, management investment company registered under the 1940 Act;

            (2) this Plan has been duly authorized, executed and delivered by Achievement Funds;

            (3) the execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Master Trust Agreement or By-Laws of Achievement Funds or any Material Agreement to which Achievement Funds is a party or by which it is bound; and

            (4) to the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Achievement Funds of the Reorganization, or the execution and delivery of the Achievement Funds Reorganization Documents, except those that have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations under those Acts, or that may be required under state securities laws, the HSR Act or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Target Fund.

In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion, (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or trustees of Achievement Funds.

         (f) Wells Fargo Funds shall have received an opinion from Richard, Layton & Finger P.A., addressed to Achievement Funds and Wells Fargo Funds in form and substance reasonably satisfactory to them and dated as of the closing date, with respect to the matters set forth in subsection 7(f).

         (g) Wells Fargo Funds shall have received an opinion of [_________], addressed to Achievement Funds and Wells Fargo Funds in form and substance reasonably satisfactory to them, based upon representations made in certificates provided by Achievement Funds and Wells Fargo Funds, their affiliates and/or principal shareholders and dated as of the Closing Date, substantially to the effect that, for federal income tax purposes:

            (1) The Reorganization will constitute a "reorganization" within the meaning of Section 368(a). Each Acquiring Fund and the corresponding Target Fund will be a "party to a reorganization." Section 368(b).

            (2) Each Target Fund's shareholders will recognize no gain or loss on their receipt of voting shares of the corresponding Acquiring Fund in exchange for their voting shares of the Target Fund pursuant to the Reorganization. Section 354(a)(1).

            (3) No Target Fund will recognize gain or loss on the transfer of all of its assets to the corresponding Acquiring Fund solely in exchange for voting shares of the Acquiring Fund and the assumption by the Acquiring Fund of certain Target Fund liabilities pursuant to the Reorganization. Sections 357(a) and 361(a).

            (4) No Target Fund will recognize gain or loss on its distribution of voting shares of the corresponding Acquiring Fund to its shareholders pursuant to the liquidation of the Target Fund. Section 361(c).

            (5) No Acquiring Fund will recognize gain or loss on its acquisition of all of the assets of the corresponding Target Fund solely in exchange for voting shares of such Acquiring Fund and the assumption by such Acquiring Fund of the Target Fund's liabilities. Section 1032(a).

            (6) The basis of each of the voting shares of an Acquiring Fund received by the corresponding Target Fund's shareholders pursuant to the Reorganization will equal the basis of the voting shares of the Target Fund surrendered in exchange therefor. Section 358(a)(1).

            (7) The holding period of the voting shares of an Acquiring Fund received by the corresponding Target Fund's shareholders pursuant to the Reorganization will include the period that the shareholders held the voting shares of the Target Fund exchanged therefor, provided that the shareholders held such shares as a capital asset on the date of the Reorganization. Section 1223(1).

            (8) Each Acquiring Fund's basis in the assets of the corresponding Target Fund received pursuant to the Reorganization will equal the Target Fund's basis in the assets immediately before the Reorganization. Section 362(b).

            (9) Each Acquiring Fund's holding period in the Target Fund assets received pursuant to the Reorganization will include the period during which the corresponding Target Fund held the assets. Section 1223(2).

            (10) Each Acquiring Fund will succeed to and take into account the items of the corresponding Target Fund described in Section 381(c), including the earnings and profits, or deficit in earnings and profits, of the corresponding Target Fund as of the date of the Reorganization. Each Acquiring Fund will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 and applicable regulations thereunder.

         (h) The N-14 Registration Statement shall have become effective under the 1933 Act as to the Acquiring Fund's shares and no stop order suspending the effectiveness of the N-14 Registration Statement shall have been instituted or, to the Knowledge of Wells Fargo Funds, contemplated by the SEC.

         (i) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with the Reorganization.

         (j) The SEC shall not have issued any unfavorable advisory report under
Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act.

         (k) Achievement Funds shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Reorganization's Valuation Time and Effective Time.

         (l) Achievement Funds shall have taken all steps required to terminate any agreements with its service providers and shall have discharged any and all payment obligations under such agreements.

         (m) Wells Fargo Funds shall have received a letter from KPMG LLP addressed to Achievement Funds and Wells Fargo Funds as described in Subsection 7(n).

         (n) Except to the extent prohibited by Rule 19b-1 under the 1940 Act, the Target Fund shall have declared a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing to the Target Fund shareholders substantially all investment company taxable income of or attributable to the Target Fund earned prior to the Closing Date and substantially all net capital gain of or attributable to the Target Fund realized prior to such date.

         (o) Neither party shall have terminated this Plan with respect to the Reorganization pursuant to Section 10 of this Plan.

         (p) The parties shall have received any necessary order of the SEC providing them with any relief from the 1940 Act to permit the Reorganization.

     9.  Survival of Representations and Warranties.  The representations and
         ------------------------------------------
warranties of the parties hereto shall survive the completion of the transactions contemplated herein.

     10. Termination of Plan.  A majority of a party's Board of Trustees may
         -------------------
terminate this Plan with respect to any Acquiring Fund or Target Fund, as appropriate if: (i) the party's conditions precedent set forth in Sections 7 or 8, as appropriate, are not satisfied on the Closing Date; (ii) it becomes reasonably apparent to the party's Board of Trustees that the other party will not be able to satisfy such conditions precedent on the Closing Date; or (iii) the party's Board of Trustees determines that the consummation of the applicable Reorganization is not in the best interests of shareholders and gives notice to the other party. The termination of this Plan with respect to an Acquiring Fund and its Corresponding Target Fund shall not affect the survival of the Plan with respect to any other Acquiring Fund or Target Fund.

     11.  Governing Law.  This Plan and the transactions contemplated hereby
          -------------
shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, without regard to conflicts of law principles.

     12.  Finders Fees. Each party represents and warrants that there are no
          ------------
brokers or finders entitled to receive any payments in connection with the transactions provided for in this Plan.

     13.  Amendments.  The parties may, by agreement in writing authorized by
          ----------
their respective Boards of Trustees, amend this Plan with respect to any Reorganization at any time before or after the Target Fund's shareholders approve the Reorganization. However, after a Target Fund's shareholders approve a Reorganization, the parties may not amend this Plan in a manner that materially adversely affects the interests of the Target Fund's shareholders with respect to that Reorganization. This Section shall not preclude the parties from changing the Closing Date or the Effective Time of a Reorganization by mutual agreement.

     14.  Waivers.  At any time prior to the Closing Date, either party may by
          -------
written instrument signed by it (i) waive the effect of any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the agreements, covenants or conditions made for its benefit contained herein. The parties agree that any waiver shall apply only to the particular inaccuracy or requirement for compliance waived, and not any other or future inaccuracy or lack of compliance.

     15.  Indemnification of Trustees.  Wells Fargo Funds shall indemnify,
          ---------------------------
defend and hold harmless Achievement Funds, its officers, trustees, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending claims or liabilities, whether or not resulting in any liability of Achievement Funds, its officers, trustees, employees or agents, arising out of our based on (i) any material breach by Wells Fargo Funds of any of its representations, warranties or agreements set forth in this Agreement, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement on Form N-1A or Form N-14 for Wells Fargo Funds that is used in connection with the Reorganization. Wells Fargo Funds also agrees that it will assume all liabilities and obligations of Achievement Funds relating to any obligation of Achievement Funds to indemnify its current and former Trustees and officers, acting in their capacities as such, to the fullest extent permitted by law and Achievement Funds' Master Trust Agreement, as in effect as of the date of this Plan. Wells Fargo Funds also agrees that all rights to indemnification and all limitations of liability existing in favor of the current and former Trustees and officers, acting in their capacities as such, under the Achievement Funds Master Trust Agreement as in effect as of the date of this Plan shall survive the Reorganizations and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against Wells Fargo Funds, its successors and assigns.

     16.  Cooperation and Further Assurances.  Each party will cooperate with
          ----------------------------------
the other in fulfilling its obligations under this Plan and will provide such information and documentation as is reasonably requested by the other in carrying out this Plan's terms. Each party will provide such further assurances concerning the performance of obligations under this Plan and the consummation of the Reorganizations as the other shall deem necessary, advisable or appropriate.

     17.  Updating of N-14 Registration Statement.  If at any time prior to the
          ---------------------------------------
Effective Time of a Reorganization a party becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements made not misleading in light of the circumstances under which they were made in the N-14 Registration Statement, as appropriate, the party discovering the item shall notify the other party and the parties shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to shareholders appropriate disclosure with respect to the item.

     18.  Limitation on Liabilities.  The obligations of Achievement Funds,
          -------------------------
Wells Fargo Funds and each Fund shall not bind any of the Trustees, shareholders, nominees, officers, agents, or employees of Achievement Funds or Wells Fargo Funds personally, but shall bind only the Assets and property of the Acquiring Funds and Target Funds. The execution and delivery of this Plan by the parties' officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Assets and the property of the Acquiring Funds or Target Funds, as appropriate.

     19.  Termination of Achievement Funds.  If the parties complete every
          --------------------------------
Reorganization, Achievement Funds shall terminate its registration under the 1940 Act and terminate its existence as a Massachusetts business trust.

     20.  Notices.  Any notice, report, statement, certificate or demand
          -------
required or permitted by any provision of this Plan shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier to:

          For Achievement Funds:



          With a copy to:

               Thomas H. Duncan, Esq.
               Ballard Spahr Andrews & Ingersoll, LLP
               1225 17th Street, Suite 2300
               Denver, CO 80202

          For Wells Fargo Funds:

               Michael J. Hogan, President
               Wells Fargo Funds Trust
               525 Market Street, 12th Floor
               San Francisco, CA 94105

          With a copy to:

               C. David Messman, Secretary
               Wells Fargo Funds Trust
               525 Market Street, 12th Floor
               San Francisco, CA 94105

     21.  General.  This Plan supersedes all prior agreements between the
          -------
parties (written or oral), is intended as a complete and exclusive statement of the terms of the agreement between the parties and may not be changed or terminated orally. The parties may execute this Plan in counterparts, which shall be considered one and the same agreement, and shall become effective when the counterparts have been executed by and delivered to both parties. The headings contained in this Plan are for reference only and shall not affect in any way the meaning or interpretation of this Plan. Nothing in this Plan, expressed or implied, confers upon any other person any rights or remedies under or by reason of this Plan. Neither party may assign or transfer any right or obligation under this Plan without the written consent of the other party.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers designated below to execute this Plan as of the date first written above.



                                      WELLS FARGO FUNDS TRUST

ATTEST:


_____________________________         By:_____________________________
Name:  C. David Messman               Name:  Michael J. Hogan
Title: Secretary                      Title: President



                                      ACHIEVEMENT FUNDS



_____________________________         By:_____________________________
Name: __________________              Name: __________________
Title:__________________              Title: _________________

                                  SCHEDULE A


I.   Corresponding Classes Table:
     ---------------------------

-------------------------------------------------------------------------------------------------------------------
             Corresponding Target Classes                Acquiring Fund Classes
-------------------------------------------------------------------------------------------------------------------
     Equity Fund                                         Growth  Fund
              Class A                                      Class A
              Class B                                      Class B
              Class I                                      Class I
-------------------------------------------------------------------------------------------------------------------
     Balanced Fund                                       Asset Allocation Fund
              Class A                                      Class A
              Class B                                      Class B
              Class I                                      Class I
-------------------------------------------------------------------------------------------------------------------
     Municipal Bond Fund                                 National Tax-Free Fund
              Class A                                      Class A
              Class B                                      Class B
              Class I                                      Class I
-------------------------------------------------------------------------------------------------------------------
     Idaho Municipal Bond Fund                           National Tax-Free Fund
              Class A                                      Class A
              Class B                                      Class B
              Class I                                      Class I
-------------------------------------------------------------------------------------------------------------------
     Intermediate Term Bond Fund                         Income Fund
              Class A                                      Class A
              Class I                                      Class I
-------------------------------------------------------------------------------------------------------------------
     Short Term Bond Fund                                Stable Income Fund
              Class A                                      Class A
              Class I                                      Class I
-------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE B

                              MATERIAL AGREEMENTS

The following agreements shall be Material Agreements for Achievement Funds:

Investment Advisory Agreement between First Security Investment Management, Inc. and Achievement Funds dated December 27, 1994.

Distribution Agreement between SEI Investments Distribution Co. and Achievement Funds dated December 27, 1994.

Custody Agreement between First Union National Bank and Achievement Funds dated December 27, 1994.

Administration Agreement between SEI Investments Mutual Funds Services and Achievement Funds dated December 27, 1994.

Transfer Agency Agreement between DST Systems, Inc. and Achievement Funds dated December 27, 1994.

Shareholder Servicing Agreement approved by the Board of Achievement Funds on
__________.

The following agreements shall be Material Agreements for Wells Fargo Funds:

Investment Advisory Contract between Wells Fargo Bank, N.A. ("Wells Fargo Bank")
                                                              ----------------
and Wells Fargo Funds, dated November 8, 1999.

Sub-Advisory Contract between Barclays Global Fund Advisors, Wells Fargo Bank and Wells Fargo Funds, dated November 8, 1999.

Sub-Advisory Contract between Galliard Capital Management, Inc., Wells Fargo Bank and Wells Fargo Funds, dated November 8, 1999.

Sub-Advisory Contract between Wells Capital Management, Incorporated, Wells Fargo Bank and Wells Fargo Funds, dated November 8, 1999.

Distribution Agreement between Stephens, Inc. and Wells Fargo Funds, dated November 8, 1999.

Custody Agreement between Barclays Global Investors, N.A. and Wells Fargo Funds, dated November 8, 1999.

Custody Agreement between Norwest Bank Minnesota, N.A. and Wells Fargo Funds, dated November 8, 1999.

Administration Agreement between Wells Fargo Bank and Wells Fargo Funds dated November 8, 1999.

Fund Accounting Agreement between Forum Accounting Services, LLC and Wells Fargo Funds, dated November 8, 1999.

Transfer Agency and Service Agreement between Boston Financial Data Services, Inc. and Wells Fargo Funds, dated November 8, 1999.

Shareholder Servicing Agreement approved by the Board of Wells Fargo Funds on March 26, 1999.

Fee and Expense Agreement between Wells Fargo Funds and Wells Fargo Bank, dated July 25, 2000.